Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2009 relating to the financial statements, which appears in Threshold Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/S/ PricewaterhouseCoopers LLP

San Jose, California
February 11, 2010